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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 29, 2000

                             NEW VALLEY CORPORATION
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

            1-2493                                13-5482050
   (Commission File Number)          (I.R.S. Employer Identification No.)

 100 S.E. SECOND STREET, MIAMI, FLORIDA                     33131
 (Address of principal executive offices)                 (Zip Code)

                                 (305) 579-8000
              (Registrant's telephone number, including area code)

                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 29, 2000, WRD Holding Corporation, a newly-organized subsidiary of New Valley Corporation, purchased 29/30ths of the Class A interests of Apollo Real Estate Fund III, L.P. in Western Realty Development LLC. New Valley owns the remaining interests in Western Realty Development which is engaged in the real estate business in Moscow, Russia.

         WRD Holding paid the purchase price of $4 million with a promissory note due November 30, 2005. The note, which is secured by a pledge of the purchased Class A interests, bears interest at a rate of 7% per annum, compounded annually; interest is payable to the extent of available cash flow from distributions from Western Realty Development. In addition, upon the maturity date of the note or, if earlier, upon the closing of various liquidity events, including sales of interests in or assets of, or a business combination or financing involving, Western Realty Development, additional interest will be payable under the note. The additional interest would be in an amount equal to 30% of the excess, if any, of the proceeds from a liquidity event occurring prior to the maturity of the note or the appraised fair market value of Western Realty Development, at maturity, over $13.75 million.

         As a result of the purchase of the Class A interests, New Valley and its subsidiaries will be entitled to 99% of distributions from Western Realty Development and Apollo will be entitled to 1% of distributions. Accordingly, New Valley will no longer account for its interests in Western Realty Development using the equity method of accounting. Effective December 29, 2000, Western Realty Development became a consolidated subsidiary of New Valley.

         The purchase of the Class A interests was effected pursuant to an Interest Purchase Agreement dated as of December 29, 2000 between WRD Holding and Apollo. The transaction was negotiated on an arm's-length basis between New Valley and Apollo. Apollo had no material relationship with New Valley or any of its affiliates, or any director or officer of New Valley, or any affiliate or associate of any such director or officer, except as noted below. In June 1998, New Valley and Apollo organized Western Realty Repin LLC, which is described in New Valley's Form 10-Q for the quarter ended September 30, 2000. As of January 12, 2001, two shopping centers owned by New Valley were secured by mortgages from an affiliate of Apollo. As of January 12, 2001, pension plans sponsored by BGLS Inc., a wholly-owned subsidiary of Vector Group Ltd., had invested in an investment partnership managed by an affiliate of Apollo. As of January 12, 2001, affiliates of Apollo beneficially owned approximately 9.9% of the common stock of Vector. Vector and BGLS directly and indirectly hold 56.1% of the common shares of New Valley.

         The foregoing summary of the purchase of the Class A interests is qualified in its entirety by reference to the text of the Interest Purchase Agreement and related agreements, which are attached hereto as exhibits and are incorporated herein by reference.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)(b) The consolidated financial statements of Western Realty Development for the year ended December 31, 1999 and for the period February 20, 1998 (date of inception) to December 31, 1998 were filed as Exhibit 99 to New Valley's Annual Report on Form 10-K for the year ended December 31, 1999 and are incorporated herein by reference. All other financial statements and pro forma financial information required by this Item 7 will be filed no later than 60 days after the date that this initial report on Form 8-K was required to be filed.

         (c) The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

                                  EXHIBIT INDEX

10.1     Interest Purchase Agreement dated as of December 29, 2000 between WRD Holding and
         Apollo.

10.2     Promissory Note of WRD Holding dated December 29, 2000 in favor of Apollo.

10.3     Pledge Agreement dated as of December 29, 2000 between Apollo and WRD Holding.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NEW VALLEY CORPORATION


                               By: /s/ J. Bryant Kirkland III
                                   ---------------------------------------------
                                   J. Bryant Kirkland III
                                   Vice President and Chief Financial Officer

Date: January 16, 2001


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